Exhibit 10.34.3

AMENDMENT NUMBER TWO TO
THE COCA-COLA EXPORT CORPORATION
OVERSEAS RETIREMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 2007

WHEREAS, Section 7.1 of The Coca-Cola Export Corporation Overseas Retirement Plan, as amended and restated effective October 1, 2007 (the “Plan”) provides that the Global Benefits Committee (the “Committee”) has the authority to amend the Plan; and

WHEREAS, it is desirable to amend the Plan to freeze benefit accruals for all participants except for certain grandfathered participants effective as of December 31, 2011;

NOW, THEREFORE, the Committee hereby amends the Plan as follows effective as of the dates specified herein.

1.

The following is hereby added to the end of the definition of “Average Annual Compensation” in Article I:

“Except with regard to a Grandfathered Member, effective at midnight on December 31, 2011, a Member's Average Annual Compensation shall be frozen and shall not increase after such date.”

2.

The following is hereby added to the end of the definition of “Compensation” in Article I:

“Except with regard to a Grandfathered Member, effective at midnight on December 31, 2011, no Compensation paid or earned after December 31, 2011 shall be taken into account under the Plan for any purpose, including, but not limited to, the determination of Average Annual Compensation or the calculation of a Member's benefit under Article V.”

3.

Effective at midnight on December 31, 2011, the following definition of “Grandfathered Member” shall be added to Article I as follows:

“Grandfathered Member shall mean a Member who 1) as of December 31, 2011, had reached his Earliest Retirement Date, or 2) is entitled to monthly income as described in Section 3.1(b)(2).”
4.

The following paragraph is hereby added to the end of the definition of “Year of Benefit Service” in Article I:

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“Except with regard to a Grandfathered Member, effective at midnight on December 31, 2011, all Members shall have their Years of Benefit Service under this Plan frozen. Years of Benefit Service shall not increase after December 31, 2011.”

5.

The following paragraph is hereby added to the end of the definition of “Year of Vesting Service” in Article I:

“Effective at midnight on December 31, 2011, no additional Years of Vesting Service shall be earned by any Member for purposes of determining eligibility under the Plan.”

6.

Effective immediately prior to midnight on December 31, 2011, the following Section 2.1(E) shall be added as follows:

“E.	Notwithstanding any other provision of the Plan, only Employees who are Grandfathered Members as of December 31, 2011 may participate in this Plan.”

7.

Effective immediately prior to midnight on December 31, 2011, the Plan is amended by adding the following new Article X (“Plan Freeze”) to the Plan Document:

“ARTICLE X

PLAN FREEZE
TO MEMBERS AND NEW PARTICIPANTS WHO ARE NOT GRANDFATHERED MEMBERS

Notwithstanding any other provision of the Plan, the Plan shall be frozen to all Members and new participants who are not Grandfathered Members, effective immediately prior to midnight on December 31, 2011 (the “Freeze Date”). This Article X shall supersede any and all contrary provisions of the Plan.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment Two.

GLOBAL BENEFITS COMMITTEE

By: /s/ Stacy Apter_______________

Date: 11/14/11____________________

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